  EXHIBIT 10.1

AGREEMENT

This Agreement (“Agreement”) is made and entered into on February 15, 2024 (“Agreement Date”), by and between Camber Energy, Inc., a Nevada corporation (“Company”), and Antilles Family Office, LLC, a U.S. Virgin Islands limited liability company (“Investor”). Company and Investor hereby agree as follows:

I. Floor Price. Notwithstanding any other provision of the Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock for the Company, as amended (“Certificate”), or any other document or agreement between the parties, as of the Agreement Date, “Measuring Metric” means the higher of (i) the volume weighted average price of the Common Stock on any Trading Day following the Issuance Date of the Series C Preferred Stock, and (ii) $0.15.

II. Amendment. Company may at any time in its sole discretion amend Section I.G.7.l of the Certificate to conform to the foregoing paragraph. Investor shall upon request execute any shareholder consent or other document necessary to effect such an amendment.

III. Early Redemption. Notwithstanding any other provision of the Certificate or any other document or agreement between the parties, the Company may make an Early Redemption pursuant to Section I.F.2 of the Certificate even though multiple Trigger Events have occurred, provided that any and all Notes payable to Investor or any of its Affiliates have been paid in full and no part of any such Notes remains outstanding. The Investor agrees that, if the Notes are paid in full and all then outstanding shares of Series C Preferred Stock are redeemed, Investor will not thereafter deliver any Additional Notices with respect to then already-converted shares of Series C Preferred Stock and no additional Conversion Shares will be owed to Investor. For the avoidance of doubt, Investor shall have the right to retain all shares of Common Stock previously delivered to it by Company.

IV. Payment Toward Notes. From and after the Agreement Date, the Company shall pay at least fifty percent of the net proceeds received by the Company in connection with any registered or unregistered offering of equity or debt securities of the Company toward repayment of any Notes outstanding in favor of the Investor or any of its Affiliates. Such payment shall be made no later than two Business Days following receipt by the Company of the applicable proceeds.

V. Beneficial Ownership Limitation. Investor’s prior notice to increase the beneficial ownership limitation in Section I.G.8.a of the Certificate to 9.99% is hereby withdrawn, and effective as of five Business Days after the Agreement Date the limitation is restored to 4.99%.

VI. Acknowledgments. Company hereby acknowledges, agrees, represents and warrants to Investor Parties that: (a) Investor at all times fully and completely complied with all of its obligations under the Purchase Agreements, the Transaction Documents and all other agreements between Company and Investor; (b) all Delivery Notices and calculations provided by Investor to Company with regard to Preferred were and are fully correct and accurate in all respects; and (c) Investor is not a dealer and has not acted as a dealer with respect to any shares of Preferred Stock, Common Stock, or securities of Company.

VII. General Release of Investor. To the maximum extent permitted by applicable law, Company, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, trustees, estates, assignors and assignees (collectively, the “Releasing Parties”) hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Investor, its Affiliates, predecessors, successors, parents, subsidiaries, sister companies, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the “Released Parties”) from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by Investor or its Affiliates, any application of state or federal securities laws, rules or regulations, any requirement that any of the Released Parties was or is required to register as a dealer under federal securities laws, and all matters related thereto (collectively, the “Released Claims”). The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to discovery or existence of such different or additional facts.

VIII. Indemnification of Investor. To the maximum extent permitted by applicable law, Company will indemnify, defend, and hold harmless Investor, its Affiliates, any person who owns or controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), and each of their officers, directors, managers, members, shareholders, partners, employees, representatives, advisors, agents and attorneys, from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of defense, investigation and preparation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action by Company or a creditor or stockholder of Company who is not an Affiliate of an Investor Party, or (c) any threatened, pending or completed action, suit, hearing, trial, investigation, proceeding or arbitration, whether civil, criminal or administrative, and whether formal or informal, based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by any Investor Party, the application of any state or federal securities laws, rules, or regulations to any Investor Party, or any actual or claimed requirement that any Investor Party was or is required to register as a dealer under federal securities laws, and all matters related thereto. Company shall promptly pay as incurred the reasonable fees, costs and expenses directly to any attorney or expert engaged by the Investor Parties. In no event will Company be liable for fees for more than one firm of attorneys (plus local counsel as applicable) to represent all Investor Parties. Each of the Investor Parties is an intended third-party beneficiary of this Agreement. The indemnity provided for herein will be limited to the extent, and only to the extent, required by applicable law. Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company.

IX. Representations and Warranties.

A. Representations Regarding Transaction. Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Agreement Date:

1. Organization and Qualification. Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws, except as would not reasonably be expected to result in a material adverse effect on Company.

2. Authorization; Enforcement. Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. This Agreement constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3. No Conflicts. The execution, delivery and performance of this Agreement by Company does not and will not (a) conflict with or violate any provision of Company’s certificate or articles of incorporation or bylaws, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company debt or otherwise) or other understanding to which Company is a party or by which any property or asset of Company is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company is bound or to which any property or asset of Company bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a material adverse effect on Company.

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4. Filings, Consents and Approvals. Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of this Agreement, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

5. Disclosure; Non-Public Information.

a. To the extent Company determines that the existence, terms and conditions of this Agreement or any of the other information that Company has provided to Investor in connection herewith constitutes material, non-public information, Company will timely file a current report on Form 8-K (“Current Report”) describing the material terms and conditions of this Agreement. Notwithstanding any other provision, except for any information that Company determines necessary to include in a Current Report, and only to the extent that it actually is, included in a Current Report, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement, and (b) there is no adverse material information regarding Company that has not been publicly disclosed prior to the Agreement Date. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Investor regarding Company, its business and the transactions contemplated hereby furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

b. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non- public information after Closing. On and after Closing, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

B. Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

1. Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, or control person of Company, or to Company’s knowledge a 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

2. Investor and its representatives have not made and do not make any representations, warranties or agreements with respect to this Agreement, or the transactions contemplated hereby other than those specifically set forth herein; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement; and

3. Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to the parties entering into this Agreement.

C. Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1. Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. This Agreement constitutes the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

X. General Provisions.

A. Definitions. The parties acknowledge the accuracy of the Recitals set forth above, which are incorporated herein by reference. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined have the meanings set forth in the Notes and the related transaction documents.

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B. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

D. Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Notes will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Notes or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

E. Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor or the Company, as the case may be, may in its sole discretion bring an action in the Virgin Islands District Court in aid of arbitration or for temporary, preliminary or provisional relief pending completion of arbitration.

F. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

G. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in this Agreement are to U.S. dollars.

G. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

H. Ratification. Except as expressly provided herein, the Certificate of Designations, Stock Purchase Agreements, all related Transaction Documents, and all Agreements between Company and Investor or its affiliates are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the agreements or documents, or serve to effect a novation of the obligations under the agreements or documents. Except as expressly provided herein, the Transaction Documents and all agreements between Company and Investor or its Affiliates shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing, or serve to effect a novation of the obligations thereunder.

I. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

J. Stock Split. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, Measuring Metric and other share based metrics in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable will be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, Measuring Metric and other share based metrics in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective.

K. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein or in the Prior Agreements. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Agreement Date.

Company:

CAMBER ENERGY, INC.

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & CEO

Investor:

ANTILLES FAMILY OFFICE, LLC

By:	/s/ Sheniqua Rouse-Pierre
Name:	Sheniqua Rouse-Pierre
Title:	Treasurer of GP of Member

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